Exhibit 99.1

SIGNATURE

BTOA - NQ L.L.C. By: /s/ Christopher J. James Name: Christopher J. James Title: Authorized Person	03/19/2026

BLACKSTONE TACTICAL OPPORTUNITIES FUND - FD L.P.

By: Blackstone Tactical Opportunities Associates III - NQ L.P., its general partner

By: BTO DE GP - NQ L.L.C., its general partner

By: /s/ Christopher J. James

Name: Christopher J. James

Title: Authorized Person

03/19/2026

BLACKSTONE TACTICAL OPPORTUNITIES ASSOCIATES III - NQ L.P. By: BTO DE GP - NQ L.L.C., its general partner By: /s/ Christopher J. James Name: Christopher J. James Title: Authorized Person	03/19/2026

BTO DE GP - NQ L.L.C. By: /s/ Christopher J. James Name: Christopher J. James Title: Authorized Person	03/19/2026

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP-GROWTH ESC L.P. By: BXG Side-by-Side GP L.L.C., its general partner By: /s/ Christopher Striano Name: Christopher Striano Title: Chief Financial Officer	03/19/2026

BXG SIDE-BY-SIDE GP L.L.C. By: /s/ Christopher Striano Name: Christopher Striano Title: Chief Financial Officer	03/19/2026

BLACKSTONE HOLDINGS II L.P. By: Blackstone Holdings I/II GP L.L.C., its general partner By: /s/ Victoria Portnoy Name: Victoria Portnoy Title: Managing Director - Assistant Secretary	03/19/2026

BLACKSTONE HOLDINGS I/II GP L.L.C. By: /s/ Victoria Portnoy Name: Victoria Portnoy Title: Managing Director - Assistant Secretary	03/19/2026